EXHIBIT 4.1

                      NOTE AND WARRANT AMENDMENT AGREEMENT


      This Note and Warrant Amendment Agreement (this "AGREEMENT") is made and entered into as of January 12, 2004, by and among Workstream Inc., a Canadian corporation (the "COMPANY"), Sands Brothers Venture Capital III LLC ("FUND I"), Sands Brothers Venture Capital IV LLC ("FUND II") and Sands Brothers & Co., LTD ("LTD").

                                    RECITALS:

      WHEREAS, on April 18, 2002, the Company sold to Fund I and Fund II 8% Senior Subordinated Convertible Notes dated April 18, 2002 in the principal amounts of One Million Dollars ($1,000,000), and Five Hundred Thousand Dollars ($500,000), respectively, (hereinafter referred to as the "FUND I NOTE," and the "FUND II NOTE," respectively, and collectively, as the "CONVERTIBLE NOTES");

      WHEREAS, in connection with the sale of the Convertible Notes, the Company issued to each of Fund I and Fund II Common Stock Purchase Warrants dated April 18, 2002 (hereinafter referred to as the "FUND I WARRANT" and the "FUND II WARRANT");

      WHEREAS, in connection with the sale of the Convertible Notes, the Company also issued to LTD a Common Stock Purchase Warrant dated April 18, 2002 to purchase Fifty Thousand (50,000) shares of the Company's Common Stock (the "LTD I WARRANT") and a Common Stock Purchase Warrant dated May 14, 2002 to purchase Twenty-Eight Thousand (28,000) shares of the Company's Common Stock (hereinafter referred to as the "LTD II WARRANT," and together with the LTD I Warrant, the Fund I Warrant and the Fund II Warrant, as the "WARRANTS"); and

      WHEREAS, the parties hereto desire to amend (a) the Convertible Notes to provide for the automatic conversion of the outstanding amounts owed under the Convertible Notes into shares of the Company's Common Stock (the "COMMON STOCK") at a conversion price of $1.50 per share and (b) the Warrants to adjust (i) the number of shares of Common Stock issuable upon exercise of the Warrants and (ii) the exercise price to $2.00 per share of Common Stock.

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Amendments to Convertible Notes. Each of the Convertible Notes are hereby amended as follows:

            (a) New Section 2.4. A new section is hereby added as follows to the Convertible Notes:

                  "2.4. Automatic Conversion.


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                        (a)  Notwithstanding  anything  contained  herein to the
contrary, on January 12, 2004 (the "AUTOMATIC CONVERSION DATE"), the entire outstanding principal of and accrued interest on this Note as of the Automatic Conversion Date shall automatically convert, without any action by or on behalf of the Company or the Holder, into that number of shares of Common Stock determined by dividing the entire outstanding principal of and accrued interest on this Note as of the Automatic Conversion Date by $1.50 (the "NEW CONVERSION PRICE"). No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional shares of Common Stock to which the Holder would otherwise be entitled, Company shall pay the Holder cash in an amount equal to such fraction multiplied by the New Conversion Price.

                        (b) Promptly following the Automatic Conversion Date, the Holder shall surrender this Note to the Company for cancellation. Promptly following delivery of this Note from the Holder to the Company for cancellation, the Company shall deliver or cause to be delivered to Holder, in Holder's name, certificates representing the number of fully paid and non-assessable shares of Common Stock into which this Note has been converted in accordance with the provisions of Section 2.4(a). Subject to the foregoing provisions hereof, such conversion shall be deemed to have occurred on the Automatic Conversion Date so that Holder shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                        (c) On the Automatic Conversion Date, this Note shall be deemed paid in full and, except as set forth in Section 2.4(b), the Company shall have no further obligations hereunder.

                        (d) The shares of Common Stock issuable upon conversion of this Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

2. Amendments to Warrants. Each of the Warrants are hereby amended as follows:

      (a) Purchase Price. The words "$3.70 per Warrant Share" contained in the first paragraph of the Warrants shall be replaced with the words "$2.00 per Warrant Share".



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

            (b) Deleted Sections. Each of Sections 6(c)(i), 6(c)(ii), 6(c)(iv), 6(d), 6(e), 6(f) and 6(h) of the Warrants is hereby amended by deleting such
Section in its entirety and replacing it with "[Intentionally Omitted]."

      3. Amendment to Fund I Warrant, Fund II Warrant, LTD I Warrant and LTD II Warrant.

            (a) The Fund I Warrant is hereby amended to replace the words and number "Two Hundred Thousand (200,000) shares" with the words and number "Two Hundred Eleven Thousand Six Hundred Forty (211,640) shares".

            (b) The Fund II Warrant is hereby amended to replace the words and number "One Hundred Thousand (100,000) shares" with the words and number "One Hundred Five Thousand Eight Hundred Twenty (105,820) shares".

            (c) The LTD I Warrant is hereby amended to replace the words and number "Fifty Thousand (50,000) shares" with the words and number "Fifty-Two Thousand Nine Hundred Five (52,905) shares".

            (d) The LTD II Warrant is hereby amended to replace the words and number "Twenty-Eight Thousand (28,000) shares" with the words and number "Twenty-Nine Thousand Six Hundred Thirty-Five (29,635) shares".

      4. Acknowledgements.

            (a) Each of the Company and Fund I acknowledges and agrees that (i) as of the date hereof, the entire outstanding principal amount and accrued interest owed by the Company to Fund I under the Fund I Note is One Million Dollars ($1,000,000), (ii) as a result of the amendments herein to the Fund I Note, the Company will issue Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (666,666) shares of Common Stock on the Automatic Conversion Date to Fund I in satisfaction of the Fund I Note and (iii) as of the date hereof, the aggregate number of shares of Common Stock issuable upon exercise of the Fund I Warrant is Two Hundred Eleven Thousand Six Hundred Forty (211,640) at an exercise price of $2.00 per share.

            (b) Each of the Company and Fund II acknowledges and agrees that (i) as of the date hereof, the entire outstanding principal amount and accrued interest owed by the Company to Fund II under the Fund II Note is Five Hundred Thousand Dollars ($500,000), (ii) as a result of the amendments herein to the Fund II Note, the Company will issue Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares of Common Stock on the Automatic Conversion Date to Fund II in satisfaction of the Fund II Note and (iii) as of the date hereof, the aggregate number of shares of Common Stock issuable upon exercise of the Fund II Warrant is One Hundred Five Thousand Eight Hundred Twenty (105,820) at an exercise price of $2.00 per share.

            (c) Each of the Company and LTD acknowledges and agrees that (i) as of the date hereof, the aggregate number of shares of Common Stock issuable upon exercise of the LTD I Warrant is Fifty-Two Thousand Nine Hundred Five (52,905)


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

at an exercise price of $2.00 per share and (ii) as of the date hereof, the aggregate number of shares of Common Stock issuable upon exercise of the LTD II Warrant is Twenty-Nine Thousand Six Hundred Thirty-Five (29,635) at an exercise price of $2.00.

      5. Representations and Warranties. Each party hereby represents and warrants to the other parties hereto as follows:

            (a) Such party has not assigned, transferred, conveyed, pledged or encumbered any of its rights or delegated any of its obligations under any of the Convertible Notes or Warrants to any person or entity;

            (b) Such party has all the power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder, and to perform its obligations hereunder;

            (c) The execution and delivery of this Agreement and the performance of the obligations of such party hereunder have been duly authorized by all corporate or other action on the part of such party;

            (d) Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby and thereby does or shall contravene, result in a breach of, or violate (i) any provision of such party's charter or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality or
(iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument or agreement to which such party is a party of by which such party or any its property is bound; and

            (e) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

      6. Additional Company Covenants, Agreements and Representations.

            (a) The Company covenants and agrees to deliver to Fund I and Fund II certificates representing the number of fully paid and non-assessable shares of Common Stock into which their respective Convertible Notes have been converted in accordance with the provisions of Section 1(a) hereto within seven
(7) business days of the date hereof.

            (b) The Company covenants and agrees that it will pay the fees and expenses of counsel to Fund I, Fund II and LTD in connection with the preparation, execution and delivery of this Agreement in an amount not to exceed $2,500 in the aggregate within five (5) business days of its receipt of an invoice for such fees and expenses.

            (c) The Company further covenants and agrees to deliver to Fund I, Fund II and LTD within two (2) business days of the date hereof copies of resolutions of the Board of Directors of the Company approving and authorizing


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

this Agreement in form and substance reasonably satisfactory to Fund I, Fund II and LTD.

            (d) The Company covenants and agrees to use its reasonable best efforts to maintain the effectiveness of its registration statement on Form F-3, as amended, filed with the Securities and Exchange Commission on January 16, 2003 (the "F-3 Registration Statement"), to allow for the resale of the shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, as amended hereby.

            (e) To the extent any shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, as amended hereby, are not registered for resale under the F-3 Registration Statement, the Company covenants and agrees to register such shares for resale in the registration statement it has agreed to file on or before January 23, 2004 with the Securities and Exchange Commission in connection with the Company's sale of $6,600,000 of Common Stock in December 2003.

            (f) The Company represents and warrants that it has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT", including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

            (g) From the date hereof until the earlier of (i) the date Fund I, Fund II and LTD sell or otherwise dispose of all of the shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, as amended hereby, or (ii) the date Fund I, Fund II and LTD are eligible to use Rule 144(k) under the Securities Act of 1933, as amended, to sell or otherwise dispose of the shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, as amended hereby, the Company covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

            (h) The Company represents and warrants that simultaneous with the execution of this Agreement, Crestview Capital Fund, L.P. and its affiliates (the "CRESTVIEW ENTITIES") have entered into an agreement with the Company pursuant to which the entire outstanding principal of and accrued interest on the 8% Senior Subordinated Convertible Notes sold by the Company to the Crestview Entities will be automatically converted on the Automatic Conversion Date into shares of Common Stock at a conversion price of $1.50 per share.

      7. Additional Covenants and Agreements of Fund I and Fund II.

            (a) Each of Fund I and Fund II covenants and agrees to deliver their respective Convertible Notes to the Company for cancellation in accordance with the provisions of Section 1(a) hereof within seven (7) business days of the date hereof.



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

            (b) Each of Fund I and Fund II authorizes the Company, at the Company's sole cost and expense, to execute or cause the execution of one or more termination statements terminating and removing any liens, security interests or other encumbrances that Fund I, Fund II or their agent may have on the assets of the Company or any of its subsidiaries. Each of Fund I and Fund II covenants and agrees to execute or cause the execution of any and all documents necessary to terminate and remove any liens, security interests or other encumbrances that Fund I, Fund II or their agent may have on the assets of the Company or any of its subsidiaries.

      8. Confirmation of Convertible Notes and Warrants. Except as expressly amended by this Agreement, each Convertible Note and each Warrant shall continue in full force and effect in accordance with the provisions thereof. All references in the Convertible Notes to this Agreement or words of similar import shall refer to the Convertible Notes as amended by this Agreement. All references in the Warrants to this Agreement or words of similar import shall refer to the Warrants as amended by this Agreement.

      9. Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to conflicts of law principles. Each party hereto (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which such party may have now or hereafter to the venue of any such suit, action or proceeding, and
(3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each party hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon such party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      10. Severability. In case any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

      11. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.



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

      12. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all of the parties hereto or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any attempted assignment of this Agreement in violation of the terms of this Section shall be void without legal effect. None of the parties hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.






































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

      IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Note and Warrant Amendment Agreement as of the date first written above.

                                 WORKSTREAM INC.




                                 By: /s/ Michael Mullarkey
                                    ------------------------------------------
                                     Name:  Michael Mullarkey
                                     Title: Chief Executive Officer


                                 SANDS BROTHERS VENTURE CAPITAL IV LLC


                                 By:  SB VENTURE CAPITAL MANAGEMENT IV
                                      LLC, manager



                                      By: /s/ Steven Sands
                                         --------------------
                                          Name:  Steven Sands
                                          Title: Manager

                                 SANDS BROTHERS VENTURE CAPITAL III LLC


                                 By:  SB VENTURE CAPITAL MANAGEMENT III
                                      LLC, manager



                                      By:  Steven Sands
                                         -------------------------
                                           Name:  Steven Sands
                                           Title: Manager

                                 SANDS BROTHERS & CO., LTD


                                      By: /s/ Steven Sands
                                         --------------------
                                          Name:  Steven Sands
                                          Title: C-Chairman




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